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                                                                    Exhibit 3.10
                                  BY-LAWS OF
                              MST ENTERPRISES, INC.

                           Articles I - Stockholders

     Section 1. Place of Meetings. All meetings of the stockholders shall be held at the registered office of the corporation at 1550 East Market Street, Harrisonburg,
Virginia.

     Section 2. Voting. Stockholders shall be entitled to vote at meetings, in person or by proxy, appointed by instrument in writing and subscribed by the stockholder or by his duly authorized attorney, and shall be entitled to vote for each share of stock registered in his name on the books of the corporation.

     Section 3. Quorum. Any number of stockholders holding together a majority of the stock issued and outstanding, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

     Section 4. Adjournment of Meetings. If less than a quorum shall be in attendance, the meeting shall be adjourned from time to time by a majority vote of the stockholders present or represented until a quorum shall attend. Any meeting, at which a quorum is present, may also be adjourned in like manner for such time or upon such call as may be determined by vote. At any adjourned meeting, at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.



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     Section 5.  Annual Election of Directors.  The annual meeting of the stockholders for the election of directors and the transaction of other business, shall be held at the registered office of the corporation at 1550 East Market Street, Harrisonburg, Virginia, on the second Wednesday in March of each year. At each annual meeting the stock-holders shall elect a board of not less than two (2) or more than five (5) directors and they may transact such other business as shall be stated in the notice of the meeting.

     Section 6. Special Meetings - How Called. Special meetings of the stockholders may be called by the President, and shall be called upon a request in writing stating the purpose thereof delivered to the President and signed by a majority of the directors or by twenty-five percent (25%) in interest of the stockholders, or by resolution and call of the directors.

     Section 7. Notice of Stockholder's Meetings. Written notice stating the place and time of the meeting, and the general nature of the business to be transacted shall be given by the Secretary to each stockholder at his last known post office address at least ten (10) days before the meeting in the case of an annual meeting, and ten (10) days before the meeting in the case of a special meeting. At any annual or other meeting of the stockholders, action may be taken upon any subject which may be acted upon at a special meeting called for the purpose, when, in the last mentioned case, in the notice of such annual or other


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meeting, the purpose to consider and act upon a special object is stated.

                         Article II - Directors

     Section 1. First Meeting. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of stockholders, at such time and place as may be fixed by consent in writing of a quorum of all the directors.

     Section 2. Election of Officers. At such meeting the directors shall elect a President, and at their option one or more Vice-Presidents from their number, and shall also elect a Secretary and a Treasurer with such assistants as may be desirable, who need not be directors. Unless sooner removed, such officers shall hold office until the next annual meeting and election of officers and until such successors are elected and shall qualify. In case such officers shall not be elected at such first meeting, they may be chosen at any subsequent meeting called for the purpose.

     Section 3. Regular Meetings. Regular meetings of the directors may be held without notice monthly on the second Wednesday of each month at the registered office of the corporation at 1550 East Market Street, Harrisonburg, Virginia.

     Section 4. Special Meetings - How Called - Notice. Special meetings of directors may be called by the President and shall be called by the Secretary on the written request of any one (1) director; ten (10) days notice to each director shall be


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     required.  This notice may be waived by written consent of all the directors.

     Section 5. Quorum. A majority of the directors shall constitute a quorum for the transaction of business.

     Section 6. Place of Meeting. The directors may hold their meetings at any office or offices of the corporation, or at any other place as they may from time to time by resolution determine.

     Section 7. General Powers of Directors. The board of directors shall have the management of the business of the corporation and subject to the restrictions imposed by law, by the Articles of Incorporation, or by the By-Laws, may exercise all the powers of the corporation.

                        Article III - Officers

     Section 1. Officers. The officers of the corporation shall be a President, at the option of the directors one or more Vice-Presidents, a Secretary and a Treasurer. One person may hold the office of Secretary and Treasurer.

     Section 2. President. The President shall preside at all meetings of the directors and stockholders when present, and shall have power to call said meetings of stockholders and directors for any purpose or purposes, make and sign contracts in the name and on behalf of the corporation, subject to the approval of the directors, and shall have general management and control of the business and affairs of the corporation.


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     Section 3.  Vice-President.  The first Vice-President, if one be elected by the board of directors, shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless and until the directors shall otherwise determine. He shall have such power to perform such other duties as shall be prescribed by the directors. There may be additional Vice-Presidents without the executive power.

     Section 4. Secretary. The secretary shall give or cause to be given notice of all meetings of stockholders and directors and all other notice required by law or by these By-Laws. He shall record the proceedings of the meetings of the stockholders and of the directors in a book to be kept for the purpose and shall perform such other duties as may be assigned to him by the directors or the President. He shall sign the stock certificates of the corporation along with the President, and he shall keep a register of the address of each stockholder as furnished to him from time to time over the signature of the stockholder as required by law, and shall make the proper changes in such register, retaining and filing his authority for all such entries.

     Section 5. Treasurer. The Treasurer shall have the custody of all funds, securities and evidences of indebtedness. He shall receive and give or cause to be given all acquittances for monies paid in on account of the corporation. He shall pay out of the funds of the corporation and keep full and accurate books of account; whenever required by the President or the directors, shall


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render a financial statement; and shall perform such other duties as may be prescribed by the President or directors.

             Article IV - Resignations, Filling of Vacancies
                       and Removal of Directors

     Section 1. Resignations. Any director, member of a committee, or other officer, may resign at any time. Such resignation shall be made in writing and the acceptance of the resignation shall not be necessary to make it effective.

     Section 2. Filling of Vacancies. If the office of any directors, member of a committee, or other officer becomes vacant, the directors in office, except as otherwise provided by law, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until the successor shall be duly chosen.

     Section 3. Removal. The holders of fifty-one percent (51%) of the outstanding capital stock shall have the power at any regular or special meeting to remove any or all of the board of directors and may elect their successors.

                        Article V - Capital Stock

     Section 1. Issue of Certificates of Stock. The President shall cause to be issued to each stockholder, one or more certificates under the seal of the corporation, signed by the President and Secretary, certifying the number of shares owned by the stockholders.


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     Section 2.  Transfer of Shares.  The shares of stock of the corporation shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys.

     Section 3. Dividends. The directors may declare dividends from the surplus or net profits as and when they deem expedient. Before declaring any dividends there may be retained out of the accumulated profits such sum or sums as the directors in their discretion think proper for their working capital or as a reserve fund to meet contingencies, or for equalizing dividends or for such other purposes as the directors shall think conducive to the interests of the corporation.

                           Article VI - Amendments

     Section 1. By-Laws. The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding or of directors by the affirmative vote of a majority thereof may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter the By-Laws. By-Laws made by the directors may be altered or repealed by the stockholders.




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